Exhibit 99.2

Filed by Liberty Media Corporation Pursuant to Rule 425

Under the Securities Act of 1933 and deemed filed pursuant to

Rule 14a-6(b) of the Securities Exchange Act of 1934.

Subject Company: Liberty Media Corporation
Commission File No.: 001-33982

Subject Company: Liberty Splitco, Inc.
Commission File No.: 333-171201

1. Excerpts from Earnings Release

Highlights include:

•                  Received favorable ruling from Delaware Court of Chancery on proposed split-off of Liberty Capital and Liberty Starz

•                  Proxy statement declared effective and set shareholder vote for May 23rd

•                  Set a premiere viewership record for STARZ original series Camelot

•                  Increased STARZ and ENCORE subscriptions by 10% and 6%, respectively

•                  Value of Liberty’s stake in SiriusXM increased to $5.5 billion as of May 5, 2011

•                  Repurchased $31 million of Liberty Capital stock, from February 1st through April 29th, 2011

“. . . We were extremely gratified to receive a favorable ruling from the Court regarding our split-off of Liberty Capital and Liberty Starz and plan to have our shareholder vote on May 23rd.  Pending a final, non-appealable ruling from the Court, we expect to complete the split-off this summer.”

LIBERTY STARZ GROUP

Starz, LLC’s revenue increased 28% to $391 million for the first quarter, an increase of $86 million.  The additional revenue from the legacy Starz Media businesses contributed approximately $65 million of such increase.  The remaining increase in the period can be attributed to the legacy Starz Entertainment business as a result of a $4 million increase due to higher effective rates for the channels and $6 million due to growth in the average number of subscriptions.  Additionally, there was approximately $11 million in additional ancillary revenue related to television rights and home video for STARZ original content.

Starz, LLC’s adjusted OIBDA increased 24% to $131 million, a $25 million increase and operating income increased 25% to $124 million.  Approximately $15 million of the adjusted OIBDA increase was contributed by the legacy Starz Media businesses. . . . STARZ’ subscription units increased 10% and ENCORE subscriptions increased 6% compared to the first quarter of 2010.

LIBERTY CAPITAL GROUP — Liberty Capital group’s revenue increased to $581 million while adjusted OIBDA and operating income increased to $358 million and $343 million, respectively, for the first quarter.  The increase in revenue is primarily due to the impact of a one-time recognition of previously deferred revenue and cost at TruePosition, partially offset by the change in attribution of Starz Media from Liberty Capital to Liberty Starz which was effective September 30, 2010.  The increase in adjusted OIBDA is primarily due to the one-time recognition of previously deferred revenue and cost at TruePosition.

2. Excerpts from Slide Show

Highlights

•                  Liberty Media Corporation

•                  Received favorable ruling from Delaware Court of Chancery regarding proposed split-off of Liberty Capital and Liberty Starz

•                  Proxy statement declared effective

•                  Shareholder vote set for May 23rd

•                  Liberty Starz

•                  Set premiere viewership record for STARZ original series Camelot

•                  Liberty Capital

•                  Value of Liberty’s stake in Sirius XM increased to $5.5b as of May 5, 2011

***

Priorities

•                  Liberty Media

•                  Progress with split-off of Liberty Capital and Liberty Starz

•                  Liberty Starz

•                  Cost-effectively develop compelling original programming to differentiate and strengthen Starz

•                  Enhance relationships with existing and new distributors

•                  Evaluate opportunities for cash and balance sheet management

•                  Liberty Capital

•                  Rationalize non-core investments

•                  Deploy/invest excess capital

3. Excerpts from transcript of Earnings Call

Gregory B. Maffei, President and Chief Executive Officer

So, first, I would like to note as many of you probably did last Friday, the favorable ruling we received from the Delaware court regarding the split-off of Liberty Capital and Liberty Starz. [The j]udge basically ruled the split-off does not constitute substantially all. The other party in the litigation has 30 days to file an appeal once the final decree has been entered. If [they file] such an appeal, we will seek expedition of the appeal and try and have it heard as quickly as possible.

As you probably have noted, we set our shareholder vote for May 23. We have said all along that the consummation of the split-off is conditioned on a final non-appealable judgment of the litigation. We anticipate that even if there is an appeal, we’ll be able to complete the split-off this summer.

Looking at Liberty Starz, we had strong revenue and adjusted OIBDA results with solid performance from our Starz Media businesses, and particularly home video. We were very pleased in addition with the audience response to Camelot, which set a viewership record for a Starz premiere. And we increased subscribers at Starz and Encore 10% and 6% respectively.

Lastly looking at Liberty Capital, SiriusXM posted very strong financial results, driven by excellent operating performance, and ended the quarter with 20.6 million subscribers. Adjusted EBITDA was up 15% year-over-year and the company continues to decrease its financial leverage. SIRI, the stock, last time I looked this morning was at 2.21 per share, which values our equity stake at about $5.7 billion, which is about $68 a share of LCAPA — $68 of value per LCAPA share. Also during the quarter, we repurchased $31 million worth of LCAPA stock from February 1 to April 29.

. . . Our other priorities for 2011 are included first at Liberty Media itself, completing the split off of the Liberty Capital and Liberty Starz trackers. As I noted, we hope to get that done this summer and hopefully on our next call, we will be talking about two separate companies.

At Liberty Starz, as was noted by Chris, we are going to continue to hopefully cost-effectively develop compelling original programming to differentiate and strengthen Starz. We are going to build and enhance the relationships we have with our existing and new distributors, and again, evaluate opportunities for cash and balance sheet management.

And finally at Liberty Capital, we are going to deploy and hopefully invest the excess capital that we have wisely and rationalize our non-core investments. We appreciate your continued interest in Liberty Media. Stay tuned hopefully for a good summer.

Question and Answer

Question

I think I understand the merits and rationale behind doing a hard spin of LINTA. I was just wondering if you could remind us sort of the advantages as we sit here today between having Starz and Liberty Capital remain as trackers. Thanks.

Gregory B. Maffei

Well, I think we’ve discussed in the past that the trackers have allowed us certain tax advantages, certain flexibilities, and they’ve also proven helpful where we’ve had to reallocate businesses or reattribute businesses between them. So at some point when things are hardened, you can’t — you don’t know what the future holds, but we have no plan or intention of merging those or changing the structure of those yet.

***

Forward Looking Statements

The foregoing press release, slide show and transcript include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches, the proposed split-off of the Liberty Capital and Liberty Starz tracking stock groups and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Media, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and the satisfaction of the conditions to the proposed split-off. These forward looking statements speak only as of the date of the press release, slide show and transcript, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-Q and 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this presentation.

Additional Information

Nothing in the foregoing press release, slide show or transcript shall constitute a solicitation to buy or an offer to sell shares of the split-off entity or any of Liberty Media’s tracking stocks. The offer and sale of shares in the proposed split-off will only be made pursuant to the registration statement of the split-off entity, which has been declared effective by the SEC. Liberty Media stockholders and other investors are urged to read the registration statement filed with and declared effective by the SEC, including the proxy statement/prospectus contained therein, because they contain important information about the split-off. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the split-off. Information regarding Liberty Media’s directors and executive officers, those of the split-off entity and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are available in the definitive proxy materials filed with the SEC.